Exhibit 99.1

CONTACTS: Rich Jacobson, President & CEO Kelli Holz, Interim CFO 360.733.3050	NEWS RELEASE

Horizon Financial Reports Second Quarter Fiscal 2010 Results and Form 10-Q Filing

BELLINGHAM, WA – November 9, 2009 – Horizon Financial Corp. (NASDAQ GS: HRZB) (“Horizon”), the bank holding company for Horizon Bank, today reported a net loss of $35.1 million, or $2.93 per share, for the second quarter of fiscal 2010, and a net loss of $80.8 million, or $6.74 per share, for the six months ended September 30, 2009.  The loss for the quarter reflects a $29.0 million provision for loan losses, $4.1 million from losses on real estate owned and collection related expenses, along with $1.5 million in FDIC insurance premiums.  Horizon had a net loss of $4.6 million, or $0.39 per share, and $2.6 million, or $0.22 per share, for the quarter and six months ended September 30, 2008.

The current period losses have reduced capital levels significantly and resulted in both the holding company and its subsidiary bank being considered “critically undercapitalized,” with the Bank’s total risk based capital ratio falling to 1.98%, Tier 1 leverage ratio at 0.77% and the Tier 1 risk based capital ratio at 0.99% as of September 30, 2009.

For a full discussion of Horizon’s financial results and operating condition, and the consequences to the Bank of being critically undercapitalized, investors are encouraged to read the report on Form 10-Q for the quarter ended September 30, 2009, that was filed today with the SEC.

“Subsequent to the quarter ended September 30, 2009, Congress passed legislation relating to recovering taxes paid in prior years. The new law regarding expanding the application of net operating losses, both for future and past earnings, is a positive development for us,” said Rich Jacobson, President and Chief Executive Officer.  “The new law, passed and signed last week, will allow us to reverse a valuation allowance and recognize in earnings a tax benefit of $17.9 million in the third fiscal quarter.  Under the new tax law, companies will be permitted to carry back 2008 or 2009 losses to reduce taxable income for the past five years and obtain a refund of taxes already paid. A refund for the fifth year would be subject to a 50% reduction. In addition, companies can carry forward previous year losses for up to 20 years, using the tax credit against future income.  This change to our balance sheet would have placed our capital situation at ‘significantly undercapitalized’ at September 30, 2009, rather than ‘critically undercapitalized.’  Capital ratios under the new tax treatment would have shown the total risk based capital ratio at 3.92% rather than the reported 1.98%, Tier 1 leverage ratio at 2.09% rather than the reported 0.77% and the Tier 1 risk based capital ratio at 2.64% rather than 0.99% as of September 30, 2009.”

HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

 “We continue to work through our non-performing asset challenges while working with investment bankers to raise new capital,” said Jacobson.  “However, no assurances can be made that we will be successful in this regard.

 “As part of our balance sheet management process, we are deleveraging our balance sheet and have increased liquidity to meet the needs of our customers,” Jacobson continued.  Cash, interest bearing deposits and investment securities totaled $221 million, which is almost double the level of liquid investments on the balance sheet a year ago. Net loans are down $302 million, or 24% year-over-year.  Of the reduction, $204 million is in the commercial construction portfolio, which is down 60% from a year ago, and $41 million is in the land development portfolio, which is down 23% from one year ago.  “As a result of continued declining market values for the collateral supporting our real estate loan portfolio, we once again set aside an elevated provision for loan losses.  This continued deterioration of the housing market and the economy has materially adversely affected our business, liquidity and financial results.”

Core deposits (excluding brokered CDs and CDs over $100,000) increased 7% year over year and helped replace $47 million in matured brokered CDs which, based on our agreement with our regulators, cannot be renewed.  Total deposits increased 2% to $1.17 billion at September 30, 2009 from $1.15 billion at September 30, 2008.  "All of our team members recognize the value of core deposits to our franchise, and I am very pleased with their efforts to work to maintain FDIC insurance coverage for our customers.  Any customer who has questions regarding their account insurance is encouraged to contact their local Horizon office,” said Jacobson.

Total non-performing assets were $128.4 million, or 9.88% of total assets at September 30, 2009, an improvement from $138.4 million, or 10.17% of total assets at June 30, 2009, and up from $80.2 million, or 5.53% of total assets at September  30, 2008.  Net charge-offs during the second quarter of fiscal 2010 were $44.6 million compared to $23.0 million in the immediate prior quarter and $5.6 million in the second fiscal quarter a year ago. The allowance for loan losses was $35.9 million, or 3.83% of net loans at September 30, 2009, down from $51.5 million or 4.98% of net loans at June 30, 2009, and up from $25.6 million, or 2.06% of net loans a year ago.

Progress on Regulatory Agreement

As reported in our March 2, 2009, Form 8-K filing with the SEC, Horizon Bank entered into a formal agreement with our regulators.  This agreement became effective March 3, 2009, and contained target dates to achieve certain objectives, as outlined in the Form 8-K filing and Horizon’s Form 10-K filing for its fiscal year ended March 31, 2009. “We are pleased to report that all of the requirements that were due within 90 days were completed on-time and submitted

HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

to our regulators,” said Jacobson.  “Also included in the agreement is a requirement to reduce our balances of loans which were classified during our September 2008 regulatory examination as “substandard” and “doubtful” to specified levels within 270 days of the effective date of the agreement. As of the date of this release, we have met the requirement to reduce substandard loans to the target levels set forth in the agreement, and are within $1.0 million of the target for doubtful loans. As a result, we intend to meet this requirement in advance of the 270 day target date.”

The agreement also contains a requirement to increase our Tier 1 capital ratio to 10% within 270 days.  At September 30, 2009, Horizon Bank’s Tier 1 capital was $10.4 million, representing 0.77% of average assets. The Bank is working to bring in additional capital to meet the 10% regulatory requirement, in accordance with the terms of the agreement, however no reassurances can be made that it will be successful in this regard.   In addition, due to the significant reduction in capital levels over the past year, which has resulted in both the holding company and our subsidiary bank to be considered “critically undercapitalized,” Horizon expects its regulators to initiate additional remedial actions as discussed in more detail in its Form 10-Q for the quarter ended September 30, 2009.  Also discussed in the Form 10-Q is Horizon’s and Horizon Bank’s ability to continue as a going concern.

Horizon Financial Corp. is a $1.30 billion, bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, maintains a regional banking presence that has been serving customers for 87 years, and operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties in Washington.

Included in Horizon's SEC filing of Form 10-Q for the second fiscal quarter of 2009 is additional financial information and discussion relating to the financial results as of September 30, 2009. This filing is located at http://www.horizonbank.com or a copy can be requested by e-mail at investorrelations@horizonbank.com.

Safe Harbor Statement:  Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Corporation’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Corporation’s control, including the potential that (1) the Corporation may not be able to continue as a going concern and (2) because of our critically undercapitalized status, our regulators may initiate additional enforcement actions against us, which could include placing the Bank under conservatorship or into receivership. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or

HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

realized. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to:: the risk that the Bank will be subject to other remedies and other sanctions as result of being critically undercapitalized under a Prompt Corrective Action (“PCA”) or because the Corporation is not able to improve its capital position; the possibility that the Bank will not be unable to comply with the conditions imposed by the Order, including but not limited to its ability to increase capital, reduce non-performing assets and reduce its reliance on brokered certificates of deposit, or to comply with statutory obligations applicable to critically undercapitalized institutions under PCA or to comply with other regulatory requirements which could result in the imposition of further enforcement action imposing additional restrictions on our operations or other remedies and sanctions at any time; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs,  results of examinations by our banking regulators and our ability to comply with the regulatory agreement with our regulators, our ability to increase our capital and manage our liquidity, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon’s  filings with the Securities and Exchange Commission (“SEC”).  Accordingly, undue reliance should not be placed on forward-looking statements.  These forward-looking statements speak only as of the date of this release.  Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.   Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2009 and its Form 10-Q filings for the quarters ended June 30, 2009 and September 30, 2009 for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

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HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

CONSOLIDATED STATEMENTS OF INCOME	Quarter Ended	Three Month	Quarter Ended	One Year	Quarter Ended
(unaudited) (in 000s, except share data)	Sept 30, 2009	Change	June 30, 2009	Change	Sept 30, 2008
Interest income:
Interest on loans	$ 12,813	-6%	$ 13,684	-35%	$ 19,808
Interest and dividends on securities	816	-6%	864	-14%	949
Total interest income	13,629	-6%	14,548	-34%	20,757

Interest expense:
Interest on deposits	7,932	-4%	8,257	-7%	8,500
Interest on borrowings	701	-3%	725	-47%	1,334
Total interest expense	8,633	-4%	8,982	-12%	9,834
Net interest income	4,996	-10%	5,566	-54%	10,923

Provision for loan losses	29,000	-18%	35,521	142%	12,000
Net interest loss after provision for loan losses	(24,004)	-20%	(29,955)	2129%	(1,077)

Non-interest income (loss):
Service fees	681	-18%	830	-17%	819
Net gain (loss) on sales of loans	(98)	-121%	477	-168%	144
Net loss on sales and impairment of real estate owned	(2,044)	-1%	(2,064)	510%	(335)
Net loss on sales of investment securities	(54)	N/A	-	-93%	(777)
Other than temporary impairment on investment securities	(1)	-100%	(204)	N/A	-
Other non-interest income	456	-1%	462	-65%	1,288
Total non-interest income (loss)	(1,060)	112%	(499)	-193%	1,139

Non-interest expense:
Compensation and employee benefits	3,624	7%	3,376	-16%	4,337
Building occupancy	1,086	0%	1,086	-8%	1,175
REO/collection expense	2,040	-16%	2,439	890%	206
FDIC insurance	1,452	-18%	1,768	579%	214
Data processing	244	-6%	260	1%	241
Advertising	140	1%	139	-36%	219
Other non-interest expense	1,767	55%	1,138	27%	1,387
Total non-interest expense	10,353	1%	10,206	33%	7,779

Loss before provision for income taxes	(35,417)	-13%	(40,660)	359%	(7,717)
Current benefit for income taxes	(12,791)	-11%	(14,336)	311%	(3,109)
Deferred tax valuation allowance	12,503	-36%	19,400	N/A	-
Net loss	(35,129)	-23%	(45,724)	662%	(4,608)
Less: Net loss attributable to noncontrolling interests	(15)	0%	(15)	400%	(3)
Net loss attributable to Horizon Financial Corp.	$ (35,114)	-23%	$ (45,709)	663%	$ (4,605)

Earnings per share :
Basic loss per share	$ (2.93)	-23%	$ (3.81)	651%	$ (0.39)
Diluted loss per share	$ (2.93)	-23%	$ (3.81)	651%	$ (0.39)

Weighted average shares outstanding:
Basic	11,995,279	0%	11,981,529	0%	11,940,064
Common stock equivalents	-	N/A	-	N/A	-
Diluted	11,995,279	0%	11,981,529	0%	11,940,064

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HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

CONSOLIDATED STATEMENTS OF INCOME	Six Months Ended		Six Months Ended
(unaudited) (in 000s, except per share data)	Sept 30, 2009	Change	Sept 30, 2008
Interest income:
Interest on loans	$ 26,497	-34%	$ 40,254
Interest and dividends on securities	1,681	-12%	1,910
Total interest income	28,178	-33%	42,164

Interest expense:
Interest on deposits	16,189	-5%	17,087
Interest on borrowings	1,427	-51%	2,927
Total interest expense	17,616	-12%	20,014
Net interest income	10,562	-52%	22,150

Provision for loan losses	64,521	330%	15,000
Net interest income (loss) after provision for loan losses	(53,959)	-855%	7,150

Non-interest income (loss):
Service fees	1,511	-15%	1,779
Net gain on sales of loans	387	11%	348
Net loss on sales and impairment of real estate owned	(4,108)	1126%	(335)
Net loss on sales of investment securities	(54)	-73%	(198)
Other than temporary impairment on investment securities	(205)	N/A	-
Other	918	-49%	1,800
Total non-interest income (loss)	(1,551)	-146%	3,394

Non-interest expense:
Compensation and employee benefits	7,000	-21%	8,840
Building occupancy	2,172	-6%	2,301
REO/collection expense	4,479	1340%	311
FDIC insurance	3,220	1143%	259
Data processing	504	4%	485
Advertising	279	-36%	438
Other expenses	2,905	6%	2,730
Total non-interest expense	20,559	34%	15,364

Loss before provision for income taxes	(76,069)	1478%	(4,820)
Current benefit for income taxes	(27,127)	1118%	(2,228)
Deferred tax valuation allowance	31,903	N/A	-
Net loss	(80,845)	3019%	(2,592)
Less: Net loss attributable to noncontrolling interests	(30)	329%	(7)
Net loss attributable to Horizon Financial Corp.	$ (80,815)	3026%	$ (2,585)

Earnings per share :
Basic loss per share	$ (6.74)	N/A	$ (0.22)
Diluted loss per share	$ (6.74)	N/A	$ (0.22)

Weighted average shares outstanding:
Basic	11,988,442	1%	11,917,065
Common stock equivalents	-	N/A	-
Diluted	11,988,442	1%	11,917,065

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HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION		Three Month		One Year
(unaudited) (in 000s, except share data)	Sept 30, 2009	Change	June 30, 2009	Change	Sept 30, 2008
Assets:
Cash and due from banks	$ 10,636	-39%	$ 17,523	-52%	$ 22,117
Interest-bearing deposits	148,406	26%	117,876	689%	18,816
Investment securities
Available for sale, at fair value	62,009	-2%	63,420	-13%	71,686
Held to maturity, at amortized cost	-	-100%	8	-100%	10
Federal Home Loan Bank stock	7,247	0%	7,247	-16%	8,580
Loans held for sale	1,253	-58%	2,982	-16%	1,496
Gross loans receivable	973,992	-10%	1,086,275	-23%	1,265,275
Reserve for loan losses	(35,941)	-30%	(51,499)	41%	(25,579)
Net loans receivable	938,051	-9%	1,034,776	-24%	1,239,696
Investment in real estate joint venture	18,164	0%	18,087	2%	17,742
Accrued interest and dividends receivable	4,543	-28%	6,345	-35%	6,942
Property and equipment, net	25,257	-2%	25,733	-7%	27,142
Net deferred income tax assets	-	N/A	-	-100%	7,304
Income tax receivable	21,018	0%	21,018	411%	4,111
Real estate owned	40,117	78%	22,537	2058%	1,859
Other assets	23,399	0%	23,483	-2%	23,798
Total assets	$ 1,300,100	-4%	$ 1,361,035	-10%	$ 1,451,299

Liabilities:
Deposits	$ 1,174,020	0%	$ 1,172,178	2%	$ 1,147,278
Other borrowed funds	84,029	-23%	109,456	-45%	151,571
Borrowing related to investment in real estate joint venture	24,500	0%	24,500	5%	23,404
Accounts payable and other liabilities	2,725	-52%	5,644	-39%	4,461
Advances by borrowers for taxes and insurance	348	102%	172	-6%	372
Deferred compensation	1,701	-1%	1,726	-11%	1,905
Total liabilities	$ 1,287,323	-2%	$ 1,313,676	-3%	$ 1,328,991

Stockholders' equity:
Serial preferred stock, $1.00 par value; 10,000,000 shares
authorized; none issued or outstanding	-		-		-
Common stock, $1.00 par value; 30,000,000 shares authorized;
11,995,504, 11,994,945, and 11,960,371 shares outstanding	11,996	0%	11,995	0%	11,960
Additional paid-in capital	51,167	0%	51,155	0%	51,086
Retained earnings (deficit)	(52,482)	202%	(17,368)	-189%	59,115
Accumulated other comprehensive income (loss)	1,992	37%	1,458	-20020%	(10)
Noncontrolling interests	104	-13%	119	-34%	157
Total stockholders' equity	12,777	-73%	47,359	-90%	122,308
Total liabilities and stockholders' equity	$ 1,300,100	-4%	$ 1,361,035	-10%	$ 1,451,299

Intangible assets:
Goodwill	$ -	N/A	$ -	-100%	$ 545
Mortgage servicing asset	153	-3%	158	-35%	235
Total intangible assets	$ 153	-3%	$ 158	-80%	$ 780

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HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

LOANS (unaudited) (in 000s)	Sept 30, 2009		June 30, 2009		Sept 30, 2008
1-4 Mortgage
1-4 Family residential	$ 144,603		$ 153,005		$ 157,502
1-4 Family construction	18,169		21,396		37,877
Participations sold	(32,683)		(34,006)		(50,198)
Subtotal	130,089		140,395		145,181

Commercial land development	137,030		171,198		177,600
Commercial construction	136,214		183,579		339,774
Multi family residential	57,190		55,180		44,522
Commercial real estate	278,346		278,928		286,728
Commercial loans	176,368		193,307		207,348
Home equity secured	52,418		54,387		56,047
Other consumer loans	6,337		9,301		8,075
Subtotal	843,903		945,880		1,120,094
Subtotal	973,992		1,086,275		1,265,275
Less:
Reserve for loan losses	(35,941)		(51,499)		(25,579)
Net loans receivable	$ 938,051		$ 1,034,776		$ 1,239,696

Net residential loans	$ 128,628	14%	$ 136,680	13%	$ 143,555	12%
Net commercial loans	167,936	18%	182,117	18%	202,271	16%
Net commercial real estate loans	583,689	62%	655,616	63%	831,123	67%
Net consumer loans	57,798	6%	60,363	6%	62,747	5%
	$ 938,051	100%	$ 1,034,776	100%	$ 1,239,696	100%

DEPOSITS (unaudited) (in 000s)	Sept 30, 2009		June 30, 2009		Sept 30, 2008
Core Deposits
Savings	$ 15,977	1%	$ 15,980	1%	$ 18,135	2%
Checking	83,920	7%	81,349	7%	75,633	6%
Checking - non interest bearing	93,679	8%	92,988	8%	65,365	6%
Money market	114,941	10%	125,586	11%	179,714	16%
Certificates of Deposit under $100,000	361,326	31%	353,910	30%	289,945	25%
Subtotal	669,843	57%	669,813	57%	628,792	55%

Other Deposits
Certificates of Deposit $100,000 and above	315,838	27%	290,440	25%	283,015	24%
Brokered Certificates of Deposit	188,339	16%	211,925	18%	235,471	21%
Total Other Deposits	504,177	43%	502,365	43%	518,486	45%

Total	$ 1,174,020	100%	$ 1,172,178	100%	$ 1,147,278	100%

WEIGHTED AVERAGE INTEREST RATES:	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(unaudited)	Sept 30, 2009	June 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Yield on loans	5.10%	4.96%	6.36%	5.03%	6.50%
Yield on investments	1.55%	1.91%	4.05%	1.72%	4.18%
Yield on interest-earning assets	4.49%	4.53%	6.20%	4.51%	6.34%

Cost of deposits	2.69%	2.76%	3.04%	2.73%	3.14%
Cost of borrowings	2.34%	2.31%	2.92%	2.33%	2.89%
Cost of interest-bearing liabilities	2.66%	2.72%	3.02%	2.69%	3.10%

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HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

AVERAGE BALANCES	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(unaudited) (in 000s)	Sept 30, 2009	June 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Loans	$ 1,004,674	$ 1,104,524	$ 1,246,410	$ 1,054,599	$ 1,239,101
Investments	210,467	180,972	93,757	195,719	91,388
Total interest-earning assets	1,215,141	1,285,496	1,340,167	1,250,318	1,330,489

Deposits	1,177,285	1,196,743	1,118,799	1,187,014	1,087,478
Borrowings	119,698	125,627	182,656	122,663	202,563
Total interest-bearing liabilities	$ 1,296,983	$ 1,322,370	$ 1,301,455	$ 1,309,677	$ 1,290,041

Average assets	$ 1,330,567	$ 1,414,503	$ 1,449,475	$ 1,376,369	$ 1,430,376
Average stockholders' equity	$ 30,068	$ 70,192	$ 124,790	$ 51,054	$ 125,966

CONSOLIDATED FINANCIAL RATIOS	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(unaudited)	Sept 30, 2009	June 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Return on average assets	-10.56%	-12.92%	-1.27%	-11.74%	-0.36%
Return on average equity	-467.13%	-260.43%	-14.76%	-316.59%	-4.10%
Efficiency ratio	263.02%	201.10%	64.49%	228.15%	60.15%
Net interest spread	1.82%	1.81%	3.17%	1.82%	3.24%
Net interest margin	1.64%	1.73%	3.26%	1.69%	3.33%
Equity-to-assets ratio	0.98%	3.48%	8.43%
Book value per share	$ 1.07	$ 3.95	$ 10.23
Tangible book value per share	$ 1.05	$ 3.94	$ 10.16

RESERVE FOR LOAN LOSSES	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(unaudited) (dollars in 000s)	Sept 30, 2009	June 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Balance at beginning of period	$ 51,499	$ 38,981	$ 19,149	$ 38,981	$ 19,114
Provision for loan losses	29,000	35,521	12,000	64,521	15,000
Charge offs - net of recoveries	(44,558)	(23,003)	(5,570)	(67,561)	(8,535)
Balance at end of period	$ 35,941	$ 51,499	$ 25,579	$ 35,941	$ 25,579
Reserves/Gross Loans Receivable	3.69%	4.74%	2.02%
Reserves/Net Loans Receivable	3.83%	4.98%	2.06%

NON-PERFORMING ASSETS
(unaudited) (dollars in 000s)	Sept 30, 2009	June 30, 2009	Sept 30, 2008
Accruing loans - 90 days past due	$ 47	$ 14	$ 589
Non-accrual loans	88,242	115,894	77,781
Total non-performing loans	$ 88,289	$ 115,908	$ 78,370
Total non-performing loans/net loans	9.41%	11.20%	6.32%
Real estate owned	$ 40,117	$ 22,537	$ 1,859
Total non-performing assets	$ 128,406	$ 138,445	$ 80,229
Total non-performing assets/total assets	9.88%	10.17%	5.53%
Troubled debt restructured loans	$ 29,188	$ 29,039	$ -

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HRZB Reports Second Quarter Fiscal 2010 Results
November 9, 2009

NON-PERFORMING ASSETS
(unaudited) (dollars in 000s)	Whatcom	Skagit	Snohomish	King	Pierce	Other	Total	Percent

1-4 Family residential	$ 3,056	$ -	$ 62	$ -	$ 1,990	$ -	$ 5,108	4%
1-4 Family construction	-	253	191	-	544	-	988	1%
Subtotal	3,056	253	253	-	2,534	-	6,096	5%

Commercial land development	7,119	162	25,110	3,773	8,426	12,047	56,637	44%
Commercial construction	296	212	5,348	12,042	18,923	2,396	39,217	31%
Multi family residential	-	-	-	-	-	-	-	0%
Commercial real estate	1,990	5,148	11,831	-	2,094	-	21,063	16%
Commercial loans	1	719	2,735	-	148	-	3,603	3%
Home equity secured	85	82	-	-	1,620	-	1,787	1%
Other consumer loans	3	-	-	-	-	-	3	0%
Subtotal	9,494	6,323	45,024	15,815	31,211	14,443	122,310	95%

Total non-performing assets	$ 12,550	$ 6,576	$ 45,277	$ 15,815	$ 33,745	$ 14,443	$ 128,406	100%

Percent of total non-performing
assets	10%	5%	35%	13%	26%	11%	100%

(more)